EXHIBIT 10.34

ADVISCO CAPITAL CORP.
LOAN AND SECURITY AGREEMENT

Borrower:         Intelligent Medical Imaging, Inc.

Address:          4360 Northlake Boulevard
                  Palm Beach Gardens, Florida 33410

Date:             April 29, 1999

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between ADVISCO CAPITAL CORP. a New York corporation, with offices at 210 East 49th Street, 4th Floor, New York, NY 10017, as agent for the Lenders (in such capacity, "Agent"), the lenders named in the Schedule hereto (collectively, the "Lenders") and the borrower(s) named above (jointly and severally, the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). The Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below).

1.     LOANS.

1.1 Loans. Lenders will make loans to Borrower (the "Loans"), in amounts determined by Lenders in their sole discretion, up to the amounts (the "Credit Limit") referred to in Section 1.1.1 hereof and as shown on the Schedule, provided no Default or Event of Default has occurred and is continuing, and satisfaction in each case, or waiver, of the terms and conditions of borrowing hereunder.

1.1.1 The Advances. Each Lender severally agrees, on the terms and conditions hereof, to make one or more advances to the
                  Borrower  from time to time on any  Business  Day  during  the period from the Closing Date to, but excluding, the Termination Date, in an aggregate amount not to exceed the amount at any one time outstanding set forth on the Schedule to this Agreement giving effect to the Eligible Inventory, Eligible Receivables and eligible Fixed Assets advance rates set forth therein.

1.2 Interest. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Lender's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans. Regardless of the amount of Obligations that may be outstanding from time to time, Borrower shall pay Lenders minimum monthly interest during the term of this Agreement with respect to all of the Loans based on the minimum daily loan balance set forth on the Schedule (the "Minimum Monthly Interest"). Following a Default or Event of Default, interest shall accrue at the Default Interest Rate, as defined in the Schedule hereto. The parties agree that the Default Interest Rate shall not be a penalty but is a reasonable adjustment to reflect the circumstances of the Loans.

1.3 Fee. Borrower shall pay Lenders the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to Lenders and are not refundable.

1.4 Advances. Notwithstanding anything herein to the contrary, the advance rate for Loans may be reduced at any time by Agent, in its reasonable discretion (i) if a receivable or inventory dilution percentage in excess of five percent (over amounts reported to Lenders) is confirmed in any field examination conducted by or on behalf of Lenders and (ii) reserves may be reasonably established at any time by a Lender in its sole discretion including, without limitation, reserves with respect to (x) exposure under foreign exchange contracts, hedging and other financial instruments and (y) collateral locations for which landlord waiver and consent agreements in form and substance satisfactory to Lenders have not been obtained.


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1.4.1             The obligations of each Lender to make any advances is subject to the satisfaction or each of the conditions precedent set forth as conditions to borrowing hereunder, and to those specific conditions set forth in this Section 1.4. and the Schedule hereto.

1.4.2 The initial borrowing consisting of Advances shall be made on notice, given by the Borrower to the Agent not later than 11:00 A.M. (EST) on the third business day prior to the date of the proposed Borrowing, pursuant to a Notice of Borrowing in the form set forth in Exhibit A hereto. The Agent shall give to each appropriate Lender, prompt notice thereof by facsimile. Each appropriate lender shall, before 11:00 A.M.
                  (EST) on the Closing Date make available for the account of the domestic lending office of the Lender in same day funds, such amount of the Lender's ratable portion of the Advance. After receipt of such funds, and upon fulfillment of all of the conditions of borrowing hereunder, Agent shall make such funds available to Borrower.

1.4.3 Each notice of Borrowing shall be irrevocable and binding on the Borrower and, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender solely as a result of any failure by the Borrower to borrow on the date specified in the Notice for such Borrowing, including, without limitation, any loss (including anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the advance, and such event may be deemed by the Lender an Event of Default hereunder.

1.5 Notes. All revolving credit loans made by a Lender to the Borrowers shall be evidenced by a revolving credit note, duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form of Exhibit B annexed hereto, delivered and payable to such Lender in a principal amount equal to its credit commitment in respect of the Borrowers on such date. The outstanding balance of each revolving credit loan, as evidenced by any such note, shall mature and be due and payable on the Termination Date of the Loan. Each revolving credit note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 1.2 hereof. Each lender, or the Agent, shall and is hereby authorized by the Borrower to, endorse on the schedule attached to the revolving credit note of such Lender an appropriate notation evidencing the date and amount of each Loan to each Borrower from such Lender, as well as the date and amount of each payment and prepayment with respect thereto, provided, however, that the failure of any person to make such a notation on a note shall not affect any obligations of the Borrower under such note. Any such notation shall be conclusive and binding as to the date and amount of such Loan or portion thereof, or payment or prepayment of principal or interest thereon, absent manifest error.

2.       SECURITY INTEREST.

2.1 Security Interest. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Lenders a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located: all of the Borrower's right, title and interest in, to and under all assets and property, tangible and intangible, of any nature whatsoever of the Borrower, including, without limitation, property, plant and equipment, real estate, and rights under any contracts; all Receivables, Inventory, Equipment, investment property and General Intangibles, (as defined herein and as such terms are defined under the New York Uniform Commercial Code as may from time to time be in effect,) including, without limitation, all of Borrower's Deposit Accounts, and all money, and all property now or at any time in the future in Lender's possession (including claims and credit balances), and all proceeds of any of the foregoing (including proceeds of any insurance policies, proceeds of proceeds, and claims against third parties), all products of any of the foregoing, and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Lenders may now or in the future be granted a Lien or security interest, is referred to herein, collectively, as the "Collateral").


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3.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER

          In order to induce Lenders to enter into this Agreement and to make Loans, Borrower represents and warrants to Lenders as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

3.1 Corporate Existence and Authority. Borrower, if a corporation, is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Borrower. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (iii) do not violate Borrower's articles or certificate of incorporation, or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

3.2 Name; Trade Names and Styles. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Lenders 30 days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

3.3 Place of Business; Location of Collateral. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Lenders at least 30 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth on the schedule.

3.4 Title to Collateral; Permitted Liens. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower. The Collateral now is and will remain free and clear of any and all Liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Lenders now have, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Lenders and the Collateral against all claims of others. None of the Collateral now is or will be affixed to any real property in such manner, or with such intent, as to become a fixture, unless such Collateral will continue to constitute Collateral as a result thereof. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, Lien or otherwise), Borrower shall, whenever requested by Lenders, use its best efforts to cause such third party to execute and deliver to Lenders, in form acceptable to Lenders, such waivers and subordinations as Lenders shall specify, so as to ensure that Lender's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply with all the terms of; any lease of real property where any of the Collateral now or in the future may be located. The Borrower shall duly execute and deliver all security documents, all consents of third-parties necessary to permit the effective granting of the Liens created in such agreements, financing statements pursuant to the UCC and other documents, all in form and substance satisfactory to Lenders, as may be reasonably required by Lenders to grant a valid, perfected and enforceable first priority Lien on and security interest in the Collateral (subject only to Permitted Liens). The Borrower shall, at its sole cost and expense, cause all instruments and documents given as evidence of security pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of Lenders, and take such other actions as Lenders may reasonably request, in order to


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perfect  and protect the Liens of Lenders in the  Collateral.  Borrower,  to the
extent permitted by law and for the purposes of perfecting Lender's security interest granted hereunder, hereby authorizes Lenders to file any financing statement(s) in respect of any Lien created pursuant to the security documents which may at any time be required or which, in the opinion of Lenders, may at any time be desirable although the same may have been executed only by the Borrower, to sign such financing statement on behalf of the Borrower and file the same, and the Borrower hereby irrevocably designates Lenders, its agents, representatives and designees as its agent and attorney-in-fact for this purpose. In the event that any re-recording or re-filing thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, the Borrower shall, at the Borrower's cost and expense, cause the same to be recorded and/or re-filed at the time and in the manner requested by Lenders.

3.5 Maintenance of Collateral. Borrower will maintain the Collateral in good working condition, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Lenders in writing of any material loss or damage to the Collateral.

3.6 Books and Records. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

3.7 Financial Condition, Statements and Reports. All financial statements now or in the future delivered to Lenders have been, and will be, prepared in conformity with generally accepted accounting principles (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal yearend adjustments) and now and in the future will fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Lenders and the date hereof, there has been no material adverse change in the financial condition, business or prospects of Borrower. The financial statements are based upon the information contained in the books and records of Borrower and fairly present the financial condition of Borrower as at the dates thereof and results of operations for the periods referred to therein. Borrower is now and will after giving effect to the transactions contemplated hereby will continue to be Solvent.

3.8 Tax Returns and Payments; Pension contributions Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes set forth on the schedule hereto, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted and (ii) notifies Lenders in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a Lien upon any of the Collateral. As of the date hereof; Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of; or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency. Borrower shall, at all times, utilize the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by Borrower.

3.9 Compliance with Law. Borrower has complied, and will comply, in all material respects, with all provisions of all material foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrowers business, and environmental matters.

3.10 Litigation. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of Borrower, or in any material impairment in the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted. Borrower will promptly inform Lenders in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving any single claim of $50,000 or more, or involving $100,000 or more in the aggregate.


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3.11 Use of proceeds.  All proceeds of all Loans shall be used solely for lawful business purposes and as set forth on the Schedule hereto. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System, or subsequent regulatory or legislative provisions with similar effect) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

3.12 Real Property. Borrower does not own any real property, except as set forth in the financial statements (the "Real Property").

3.13 Environmental Matters. Borrower and the Real Property are in material compliance with all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (the "Environmental Laws"). The Borrower has obtained, and maintained in full force and effect, all environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct its business and own or operate the Real Property on which its business is performed (collectively, the "Environmental Permits"). Borrower has conducted its business in compliance with all terms and conditions of the Environmental Permits, other than immaterial and unintentional deficiencies which either singly or taken as a whole could not have a material adverse effect on the business or operations of Borrower. Borrower has filed all reports and notifications required to be filed under and pursuant to all applicable Environmental Laws. Except as set forth on the Schedule hereto, Borrower is not aware of any facts indicating that a claim may be made against Borrower for damages or environmental remediation under any Environmental Laws.

3.14 Subsidiaries. Borrower does not own any subsidiaries and is not party to any joint venture agreement(s).

3.15 Composition Agreements. Borrower has obtained valid and binding composition agreements under which the principal, interest and penalties of any and all obligations of Borrower to its creditors has been irrevocably and permanently adjusted to the amounts or in the manner set forth on the Schedule hereto. Pursuant to the terms of such agreements, each of the Borrower's creditors has agreed (i) to forbear from exercising any of their rights and remedies arising under its relationship with Borrower, under any agreement or understanding or otherwise as a result of defaults by Borrower now in existence or hereafter occurring other than as set forth on Schedule 3.15; (ii) to waive any and all claims against Borrower as a result of any default or breach by Borrower; and
(iii) to subordinate any and all obligations of Borrower to the obligations of Borrower to Lenders hereunder.

3.16 Absence of Undisclosed Liabilities. Except as reflected in the financial statements delivered to Lenders, Borrower has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) liabilities which have arisen after the date of the latest balance sheet delivered to Lenders in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (ii) as otherwise set forth on the Schedule hereto.

3.17 Evidence of Perfection of Security Interests. As soon as possible after the Closing Date, Borrower shall deliver to Agent: (a) certified copies of all financing statements that name any Borrower as debtor and that are filed in the jurisdictions required pursuant to this Agreement, together with copies of such other financing statements (none of which shall cover any of the collateral purported to be covered by this Agreement), and (b) evidence of filings of assignment in form and substance satisfactory to the Agent with the United States Patent and Trademark Office with respect to any Patent or Trademark Security Agreement contemplated hereunder.


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4.        RECEIVABLES.

4.1 Representations Relating to Receivables. Borrower represents and warrants to Lenders as follows: Each Receivable with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services in the ordinary course of Borrower's business.

4.2 Representations Relating to Documents and Legal Compliance. Borrower represents and warrants to Lenders as follows: All statements made and all unpaid balances appearing in all invoices, purchase orders, contracts, instruments and other documents evidencing the Receivables are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Receivable shall fully comply with all applicable laws and governmental rules and regulations. All signatures and endorsements on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

4.3 Schedules and Documents Relating to Receivables. Borrower shall deliver to Lenders transaction reports and loan requests, schedules of Receivables, and schedules of collections, all on Lender's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Lender's security interest and other rights in all of Borrower's Receivables, nor shall Lender's failure to advance or lend against a specific Receivable affect or limit Lender's security interest and other rights therein. Loan requests received after 10:30 AM EST will not be considered by Lenders until the next Business Day. Together with each such schedule, or later if requested by Lenders, Borrower shall furnish Lenders with certified copies (or, at Lender's request, permit Lenders or its representatives to review originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Lenders an aged accounts receivable trial balance in such form and at such intervals as Lenders shall request. In addition, Borrower shall deliver to Lenders the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, upon receipt thereof and in the same form as received, with all necessary endorsements, all of which shall be with recourse. Borrower shall also provide Lenders with copies of all credit memos as and when requested by Lenders.

4.4 Collection of Receivables. Borrower shall have the right to collect all Receivables, unless and until an Event of Default has occurred. Borrower shall hold all payments on, and proceeds of, Receivables in trust for Lenders, and Borrower shall deliver all such payments and proceeds to Lenders within one Business Day after receipt by Borrower, in their original form, duly endorsed to Lenders, to be applied to the Obligations in such order as Lenders shall determine. Lenders may, in its discretion, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other "blocked account" as Lenders may specify, pursuant to a blocked account agreement in such form as Lenders may specify. Lenders or its designee may, at any time, notify Account Debtors that Lenders has been granted a security interest in the Receivables. If Lenders consent to the factoring or assignment of any Receivables, the proceeds thereof shall be directed to be paid directly to Lenders in an amount necessary to pay all Obligations to Lenders at such time existing.

4.5 Remittance of Proceeds. All proceeds arising from the disposition of any Collateral shall be delivered to Lenders within one Business Day after receipt by Borrower, in their original form, duly endorsed to Lenders, to be applied to the Obligations in such order as Lenders shall determine. Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Lenders. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

4.6 Disputes. Borrower shall notify Lenders promptly of all disputes or claims relating to Receivables. Borrower shall not forgive (completely or partially), compromise or settle any Receivable for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Lenders on the regular reports provided to Lenders, (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such discounts settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit. Lenders may, at any time after the occurrence of an Event of Default, settle or adjust disputes or claims directly with Account Debtors for amounts and upon terms which Lenders considers advisable in its reasonable credit judgment and, in all cases, Lenders shall credit Borrower's Loan account with only the net amounts received by Lenders in payment of any Receivables.

4.7 Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount. In the event any attempted return occurs after the occurrence of any Event of Default, Borrower shall (i) hold the returned Inventory in trust for Lenders, (ii) segregate all returned Inventory from all of Borrower's other property, (iii) conspicuously label the returned Inventory as subject to Lender's security interest, and (iv) immediately notify Lenders of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on Lender's request deliver such returned Inventory to Lenders or render such Inventory to the sole and exclusive control of Lender's agent.

4.8 Verification. Lenders may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or Lenders or such other name as Lenders may choose.

4.9 No Liability. Lenders shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall Lenders be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve Lenders from liability for its own gross negligence or willful misconduct.

5.        ADDITIONAL DUTIES OF THE BORROWER.

5.1 Financial and Other Covenants. Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

5.2 Insurance. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Lenders, in such form and amounts as Lenders may reasonably require, and Borrower shall provide evidence of such insurance to Lenders, so that Lenders is satisfied that such insurance is, at all times, in full force and effect. All liability insurance policies of Borrower shall name Lenders as an additional insured, and all property casualty and related insurance policies of Borrower shall name Lenders as a loss payee thereon and Borrower shall cause a lenders loss payee endorsement in form reasonably acceptable to Lenders. Upon receipt of the proceeds of any such insurance, Lenders shall apply such proceeds in reduction of the Obligations as Lenders shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Lenders shall release to Borrower insurance proceeds with respect to Equipment totaling less than $25,000, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Lenders may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Lenders may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Lenders copies of all reports made to insurance companies.

5.3 Reports. Borrower, at its expense, shall provide Lenders with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Lenders shall from time to time reasonably specify.

5.4 Access to Collateral, Books and Records. At reasonable times, and on one Business Day's notice, Lenders, or its agents, shall have the right to inspect, audit and copy Borrower's books and records and the Collateral (the "Audits"). Lenders shall take reasonable steps to keep confidential all confidential information obtained in any Audit, but Lenders shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process The Audits shall be at Borrower's expense and the charge for the Audits shall be $750 per person per day (or such higher amount as shall represent Lender's then current standard charge for the same), plus reasonable out of pocket expenses. Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first notifying Lenders of the same and obtaining the written agreement from such accounting firm, service bureau or other third party to give Lenders the same rights with respect to access to books and records and related rights as Lenders has under this Loan Agreement.

5.5 Negative Covenants. Borrower shall not, without Lender's prior written consent, do any of the following: (i) merge or consolidate with another corporation or entity, except in a transaction in which (A) the shareholders of the Borrower hold at least 50% of the common stock and all other capital stock of the surviving corporation immediately after such merger or consolidation, and
(B) the Borrower is the surviving  corporation;  (ii) acquire any assets, except
(A) in the ordinary course of business, or (B) in a transaction or a series of transactions not involving the payment of an aggregate amount in excess of $5,000 for any single asset or $15,000 in any calendar year (iii) enter into any other transaction outside the ordinary course of business; (iv) sell or transfer any Collateral, except for the sale of finished Inventory in the ordinary course of Borrower's business, and except for the sale of obsolete or unneeded Equipment in the ordinary course of business; (v) store any Inventory or other Collateral with any warehouseman or other third party; (vi) make any loans of any money or other assets or repaid any past due amount to any vendor or supplier, except (A) advances to vendors or suppliers for the purpose of completion of Inventory for sale to customers for which a purchase order or contract for sale has been obtained and approved by Lender and (B) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business not in excess of $1,500 per person; (vii) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on Borrower or on the prospect of repayment of the Obligations;
(viii) guarantee or otherwise become liable with respect to the obligations of another party or entity; (ix) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower); (x) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrowers stock;
(xi) make any change in Borrower's capital structure which would have a material adverse effect on Borrower or on the prospect of repayment of the Obligations;
(xii) dissolve or elect to dissolve; (xiii) enter into any agreement (other than this Agreement) which (A) prohibits the creation or assumption of any Lien upon any of the Collateral, including, without limitation, any hereafter acquired property, or (B) specifically prohibits the amendment or other modification of this Agreement or any other document contemplated hereby; or (xiv) directly or indirectly, (A) prepay, redeem, purchase or retire any indebtedness, including, without limitation, any subordinated indebtedness, other than indebtedness incurred hereunder (B) modify, amend or otherwise alter the terms and provisions of any subordinated indebtedness; (C) modify, amend or alter the certificate or articles of incorporation or other constitutive charter document if such modification, amendment or alteration could have a material adverse affect upon the Collateral or the obligations of Borrower to Lenders hereunder. Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default would occur as a result of such transaction.

5.6 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against Lenders with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Lenders, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Lenders may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

5.7 Indemnity. Borrower hereby agrees to indemnify Agent and Lenders and hold harmless Agent and Lenders from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including reasonable attorneys' fees), of every nature, character and description, which Agent or Lenders may sustain or incur based upon or arising out of any of the Obligations, any actual or alleged failure to collect and pay over any withholding or other tax relating to Borrower or its employees, any relationship or agreement between Lenders and Borrower, any actual or alleged failure of Agent or Lenders to comply with any writ of attachment or other legal process relating to Borrower or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Agent or Lenders relating to Borrower or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of Lenders). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect and be applicable to all of Agent and Lender's directors, officers, employees, agents, attorneys, advisors and representatives

5.8 Further Assurances. Borrower agrees, at its expense, on request by Lenders, to execute all documents and take all actions, as Lenders, may deem reasonably necessary or useful in order to perfect and maintain Lender's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

6.    TERM.

6.1 Maturity Date. This Agreement shall continue in full force and effect until the maturity date set forth on the Schedule (the "Maturity Date" or "Termination Date").

6.2 Early Termination. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three Business Days after written notice of termination is given to Lenders; or (ii) by Lenders at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by Lenders under this Section 6.2, Borrower shall pay to Lenders a termination fee (the "Early Termination Fee") in the amount shown on the Schedule. The Early Termination Fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the rate applicable to the Receivable Loans.

6.3 Payment of Obligations. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding Letters of Credit issued by Lenders or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Lenders, then on such date Borrower shall provide to Lenders cash collateral in an amount equal to the face amount of all such Letters of Credit plus all interest, fees and cost due or to become due in connection therewith, to secure all of the Obligations relating to said Letters of Credit, pursuant to Lender's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Lender's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of Lenders, Lenders may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Lenders, nor shall any such termination relieve Borrower of any Obligation to Lenders, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Lenders shall promptly deliver to Borrower termination statements, requests for re-conveyances and such other documents as may be required to fully terminate Lender's security interests.

7.        EVENTS  OF  DEFAULT  AND REMEDIES.

7.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Lenders immediate written notice thereof: (a) Any material warranty, representation, statement, report or certificate made or delivered to Lenders by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect; or (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit; or (d) Borrower shall fail to deliver the proceeds of Collateral to Lenders as provided in Section 4.5 above, or shall fail to give Lenders access to its books and records or Collateral as provided in Section 5.4 above, or shall breach any negative covenant set forth in Section
5.5 above; or (e) Borrower shall fail to comply with the financial covenants (if any) set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or (f) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within 5 Business Days after the date due; or (g) Any levy, assessment, attachment, seizure, Lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or (h) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or (i) Borrower breaches any material contract or obligation, which has or may reasonably be expected to have a material adverse effect on Borrower's business or financial condition; or (j) Dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (k) the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; or (1) revocation or termination of or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (m) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (n) Borrower makes any payment on account of any indebtedness or obligation which is subject to a Composition Agreement or which has been subordinated to the Obligations, other than as permitted in the applicable Composition Agreements as set forth on Schedule 3.14 hereof or if any Person who has agreed to a Composition Agreement or subordinated such indebtedness or obligations terminates or in any way limits his composition or subordination agreement; or (o) there shall be a change in the record or beneficial ownership of an aggregate of more than 20% of the outstanding shares of stock of Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of Borrower in effect on the date hereof, without the prior written consent of Lenders; or (p) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (q) there shall be a material adverse change in Borrowers business or financial condition; or (r) Lenders, acting in good faith and in a commercially reasonable manner, deems itself insecure because of the occurrence of an event prior to the effective date hereof of which Lenders had no knowledge on the effective date or because of the occurrence of an event on or subsequent to the effective date; or (s) upon the occurrence of any breach, Default or any Event of Default as such terms are defined pursuant those certain agreements by and between JNC Opportunity Fund and Borrower dated as of June 30, 1998 relating to the Borrower's 6% Convertible Debenture due June 30, 2002. Lenders may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

7.2 Remedies. Upon the occurrence, and during the continuance, of any Event of Default, Agent, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Agent without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Agent deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Agent seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Agent retain possession of, and not dispose of, any such Collateral until after trial or final judgement;

(d) Require Borrower to assemble any or all of the Collateral and make it available to Agent at places designated by Agent which are reasonably convenient to Agent and Borrower, and to remove the Collateral to such locations as Agent may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Agent shall have the right to use Borrowers premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Agent obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Agent shall have the right to conduct such disposition on Borrowers premises without charge, for such time or times as Agent deems reasonable, or on Lender's premises, or elsewhere and the Collateral need not be located at the place of disposition. Agent may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (g) Demand payment of and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Agent to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof and, in Lender's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables and the like for less than face value;
(h) offset against any sums in any of Borrower's general, special or other Deposit Accounts with Agent; and (i) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Agent with respect to the foregoing shall be due from the Borrower to Agent on demand. Agent may charge the same to Borrower's loan account, and the same shall thereafter bear interest at the same rate as is applicable to the receivable Loans. Without limiting any of Lender's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased as provided on the Schedule a part hereof.

7.3 Standards for Determining Commercial Reasonableness. Borrower and Agent agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least five days prior to the sale, and, in the case of a public sale, notice of the sale is published at least five days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Agent, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m.;
(v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Agent may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Agent shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

7.4 Power of Attorney. Upon the occurrence, and during the continuance, of any Event of Default, without limiting Lender's other rights and remedies, Borrower grants to Agent an irrevocable power of attorney coupled with an interest, authorizing and permitting Agent (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following in Borrower's name or otherwise, but Agent agrees to exercise the following powers in a commercially reasonable manner:

(a) Execute on behalf of Borrower any documents that Agent may, in its sole discretion, deem advisable in order to perfect and maintain Lender's security interest in the Collateral, or in order to exercise a right of Borrower or Agent, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Lender's Collateral or in which Agent has an interest; (c) Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other Lien, or assignment or satisfaction of mechanic's, materialman's or other Lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Lender's possession; (e) Endorse all checks and other forms of remittances received by Agent; (f) Pay, contest or settle any Lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (h) Pay any sums required on account of Borrower's taxes or to secure the release of any Liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Agent the same rights of access and other rights with respect thereto as Agent has under this Agreement; and (k) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Agent with respect to the foregoing shall be added to and become part of the Obligations, and shall be payable on demand Agent may charge the foregoing to Borrower's loan account and the foregoing shall thereafter bear interest at the same rate applicable to the Receivable Loans. In no event shall Lender's rights under the foregoing power of attorney or any of Lender's other rights under this Agreement be deemed to indicate that Agent is in control of the business, management or properties of Borrower.

7.5 Application of Proceeds. All proceeds realized as the result of any sale of the Collateral shall be applied by Agent first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Agent in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Agent shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Agent for any deficiency. If Agent, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Agent shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Agent of the cash therefor.

7.6 Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Agent shall have all the other rights and remedies accorded a secured party under the New York Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Agent and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Agent of one or more of its rights or remedies shall not be deemed an election, nor bar Agent from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Agent to exercise any rights or remedies shall not operate as a waiver thereof; but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

7.7 Right of First Refusal. The Borrower shall not, directly or indirectly, without the prior written consent of the Agent, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition ) of any of its equity or equity-convertible securities in a transaction intended to be exempt or not subject to registration under the Securities Act of 1933, as amended or place any senior or subordinated debt ("Placement") for a period of 180 days after the Closing Date, except (i) the granting of options granted under any stock option plan heretofore or hereafter duly adopted by the Company; (ii) shares of Common Stock issued upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible securities of the Borrower;
(iii) securities which may be issued in connection with a joint venture or strategic alliance, unless Borrower deliver to Agent a written notice of its intention which shall describe in reasonable detail the terms proposes, the amount and the person with whom intended to be affected an attaching a term sheet relating thereto and Agent shall have not have notified Borrower within 30 days of its receipt of notice that it desires to seek to obtain a comparable lender or investor on substantially the same terms and conditions as set forth in such notice. If Lender's shall fail to notify the Borrower of its intention to enter into such negotiations, Borrower shall be free to effect such transaction for a period of 45 days thereafter after which time Borrower shall be required to provide additional notification as provided herein.

8. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

"Advances" has the meaning set forth in Section 1.1.1 hereof.

"Lender" means that lender or lenders designated as Lenders set forth on the Schedule hereto as the Lender or Lenders.

"Account Debtor" means the obligor on a Receivable.

'Affiliate" means, with respect to any Person, a relative, parent, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

"Advances" has the meaning set forth in Section 1.1 hereof.

"Business Day" means a day on which Agent is open for business.

"Closing Date " means April 28, 1999 or such later date as the closing of the loan shall occur.

"Code" means the Uniform Commercial Code as adopted and in effect in the State of New York from time to time.

"Collateral' has the meaning set forth in Section 2.1 above.

"Default" means any event which with notice or passage of time or both, would constitute an Event of Default.

"Deposit Account" has the meaning set forth in Section 9105 of the Code.

"Eligible Inventory" means Inventory which Lenders, in its sole judgment, deems eligible for borrowing, based on such considerations as Lenders may from time to time deem appropriate. Without limiting the fact that the determination of which Inventory is eligible for borrowing is a matter of Lender's discretion (which may be fixed and revised from time to time in the sole discretion of Lenders) Inventory which does not meet the following requirements will not be deemed to be Eligible Inventory: Inventory which (i) consists of finished goods or raw material, in good, new and salable condition which is not perishable, not obsolete or unmerchantable, and is not comprised of work in process, packaging materials or supplies; (ii) meets all applicable governmental standards; (iii) has been manufactured in compliance with the Fair Labor Standards Act; (iv) conforms in all respects to the warranties and representations set forth in this Agreement; (v) is at all times subject to Lender's duly perfected, first priority security interest; (vi) is situated at a one of the locations set forth on the Schedule; and (vii) has not been consigned.

"Eligible Receivables" means Receivables arising in the ordinary course of Borrower's business from the sale of goods, rendition of services or royalty payments arising from licensing agreements of Borrower to the extent specifically approved by Lenders in writing from time to time, which Lenders, in its good faith business judgment, shall deem eligible for borrowing, based on such considerations as Lenders may from time to time deem appropriate. Without limiting the fact that the determination of which Receivable is eligible for borrowing is a matter of Lender's discretion (which may be fixed and revised from time to time in the sole discretion of Lenders) Receivables which do not meet the following requirements will not be deemed to be Eligible Receivables:
Receivables which (i) arise in the ordinary course of business; (ii) all payments due on the Receivable have been invoiced (and the underlying goods have been shipped and the payment due on the Receivable is not more than 90 days past the original invoice date which date has not been extended (iii) the payments due on more than 50% of all Receivables from the same customer are less than 90 days past the original invoice date; (iv) the Receivable arose from a completed, outright and lawful sale of goods, to which title has passed to the customer, by or on behalf of Borrower; (v) the Receivable is in full conformity with the representations and warranties made by the Borrower to Lenders and is free and clear of all security interests and Liens of any nature whatsoever other than any security interest deemed to be held by Lenders or Borrower or Permitted Liens; (vi) the Receivable constitutes an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the state in which the Receivable is located; (vii) the customer has not asserted that the Receivable, and Borrower is not aware that the Receivable (a) arises out of a bill and hold, consignment or progress billing arrangement or (b) is subject to any setoff, contras, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by the receivable or independent thereof and if the customer has not finally accepted the goods form the sale out of which the Receivable arose, the Borrower is not aware that the customer has objected to its liability thereon or returned, rejected or repossessed any of such goods, except for complaints made or goods returned in the ordinary course of business for which goods of equal or greater value have been shipped in return; (viii) the customer is not (A) the United States Government or the government of any state or political subdivision thereof, or any agency or department of any thereof or (B) an Affiliate of the borrower;
(ix) the customer is a United States Person or an obligor in the United States or, if the customer is not such a person, the Borrower has purchased insurance in form and amounts satisfactory to Lenders or a letter of credit acceptable to Lenders has been collaterally assigned to Lenders; (x) the Receivable complies with all material requirements of all applicable laws and regulations, whether Federal, state or local (including, without limitation, usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); (xi) the receivable has not been and is not required to be charged off or written off as uncollectable in accordance with GAAP or the customary business practices of the Borrower; (x) Lenders possesses a valid, perfected first priority security interest in such Receivable as security for payment of the Loans; and (xii) Lenders is satisfied with the credit standing of the customer in relation to the amount of credit extended.

"Equipment" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

"EST" means Eastern Standard Time.

"Event of Default" means any of the events set forth in Section 7.1 of this Agreement.

"Facility" means the Loan as described herein and on the Schedule hereto.

"General Intangibles" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Lenders, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance, tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

"Inventory" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be finished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit, and including without limitation all farm products), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of tide and other documents representing any of the foregoing.

"Loan Documents" means this Agreement and all schedules, documents, agreements, certificates and consents required in connection herewith.

"Liens" means, with respect to any asset, (i) any mortgage, lien pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset, (iii) in the case of securities, any purchase option, call or similar right or a third party with respect to such securities or (iv) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets or the proceeds therefrom, prior to the general creditors of the owner thereof.

"Maximum Dollar Amount" has the meaning set forth in Section 1 of the Schedule.

"Obligations" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Lenders, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Lenders in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Lenders.

"Permitted Liens" means the following: (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) Liens for taxes not yet payable; (iv) additional security interests and Liens consented to in writing by Lenders, which consent shall not be unreasonably withheld; (v) security interests being terminated substantially concurrently with this Agreement; (vi) Liens of materialmen, mechanics, warehousemen, carriers, or. other similar Liens arising in the ordinary course of business and securing obligations which are not delinquent; (vii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement Lien is limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods; and (ix) Liens and obligations in favor of Lenders. Lenders will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or Lien sign an intercreditor agreement on Lender's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Lenders, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.


                                     Pag 15

"Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

"Receivables" means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), royalty payments arising from Borrower's licensing agreements, letters of credit, contract rights, chattel paper, installments, securities, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

"Solvent" means (i) the fair value of Borrower's assets (both at fair valuation and at present fair salable value) is in excess of the total amount of Borrower's liabilities, including, without limitation, contingent liabilities; and (ii) Borrower is then able and expects to be able to pay its debts as they mature (taking into account the timing and amounts of cash to be received and the amounts to be payable on or in respect of its debts), and (iii) Borrower has capital sufficient to carry on its business as presently conducted and as proposed to be conducted.

"Termination Date" means the date set forth on the Schedule hereto as the Termination Date or Maturity Date .

Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.    GENERAL PROVISIONS.

9.1 Interest Computation. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Lenders (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Lenders on account of the Obligations three Business Days after receipt by Lenders of immediately available funds, and, for purposes of the foregoing, any such funds received after 10:30 AM EST on any day shall be deemed received on the next Business Day. Lenders shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Lenders in its sole discretion, and Lenders may charge Borrower's loan account for the amount of any item of payment which is returned to Lenders unpaid. In the event any Default results in an increase in the interest rate calculable hereunder, such increase shall be adjusted if required so that the rate as so adjusted shall not exceed the maximum rate permitted by applicable law.

9.2 Application of Payments. All payments with respect to the Obligations may be applied, and in Lender's sole discretion reversed and re-applied, to the Obligations, in such order and manner as Lenders shall determine in its sole discretion.

9.3 Charges to Accounts. Lenders may, in its discretion, require that Borrower pay monetary Obligations in cash to Lenders, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans. Lenders may also, in its discretion, charge any monetary Obligations to Borrower's Deposit Accounts maintained with Lenders.

9.4 Monthly Accountings. Lenders shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Lenders), unless Borrower notifies Lenders in writing to the contrary within thirty days after each account is rendered, describing the nature of any alleged errors or admissions.

9.5 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Agent or Lenders and to Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Lenders shall be directed to the attention of Philip A. Newman, President. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery or overnight service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid.

9.6 Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

9.7 Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Lenders and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings representations or agreements between the Parties which are not set forth in this Agreement.

9.8 Waivers. The failure of Lenders at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Lenders shall not waive or diminish any right of Lenders later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Lenders shall be deemed to have been waived by any act or knowledge of Lenders or its agents or employees, but only by a specific written waiver signed by an authorized officer of Lenders and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Lenders on which Borrower is or may in any way be liable, and notice of any action taken by Lenders, unless expressly required by this Agreement.

9.9 No Liability for Ordinary Negligence. Neither Lenders, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Lenders shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Lenders, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Lenders, but nothing herein shall relieve Lenders from liability for its own gross negligence or willful misconduct.

9.10 Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Lenders.

9.11 Time of Essence. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

9.12 Attorneys Fees, Costs and Charges. Borrower shall reimburse Lenders for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Lenders, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Lenders incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Lender's security interest in, the Collateral; and otherwise represent Lenders in any litigation relating to Borrower. If either Lenders or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including but not limited to, reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. Borrower shall also pay Lender's standard charges for returned checks and for wire transfers, in effect from time to time. All attorneys' fees, costs and charges to which Lenders may be entitled pursuant to this Paragraph may be charged by Lenders to Borrower's loan account and shall thereafter bear interest at the same rate as the Receivable Loans.

9.13 Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Lenders, provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Lenders, and any prohibited assignment shall be void. No consent by Lenders to any assignment shall release Borrower from its liability for the Obligations. This Agreement and the duties and obligations contained herein shall be solely for the benefit of the parties hereto and no third party beneficiary shall have any rights hereunder as a third party beneficiary or otherwise.

9.14 Joint and Several Liability. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of; any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

9.15 Limitation of Actions. Any claim or cause of action by Borrower against Lenders, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other present or future document or agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Lenders, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof; is based, and the service of a summons and complaint on an officer of Lenders, or on any other person authorized to accept service on behalf of Lenders, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Lenders in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other present or future agreement.

9.16 Paragraph Headings; Construction. Paragraph headings are only used in this Agreement for convenience. Borrower and Lenders acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including but not limited to". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Lenders or Borrower under any rule of construction or otherwise.

9.17 Mutual Waiver of Jury Trial. BORROWER AND LENDERS EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN LENDERS AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF LENDERS OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH LENDERS OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

10       THE AGENT AND CO-AGENTS

Authorization and Action. Each Lender hereby appoints and authorizes the Agent and the Co-Agents, respectively, to take such action as agent on its behalf and to exercise such powers and discretion under the Loan as are delegated to the Agent and the Co-Agents, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan documents (including, without limitation, enforcement or collection of the debt resulting from the advances), neither the Agent nor the Co-Agents shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instruction of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that neither the Agent nor the Co-Agents shall be required to take any action which exposes any of them to liability or which is contrary to any Loan document or applicable law.

Without limitation of the foregoing, if the Agent receives funds for application to the Advances in circumstances under which the Loan documents do not specify the Advances or the Facility to which such funds are to be applied, the Agent may elect to distribute such Advances to each Lender ratably in accordance with such Lender's proportionate share of all outstanding Advances, in payment or prepayment of such of the outstanding Advances of such Lender as the Agent shall direct or in reduction of the Facility B Loan first.

Reliance. Neither the Agent nor any of the Co-Agents or any of their respective directors, officers, agents, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent and the Co-Agents: (i) may treat the Lender which made any Advances as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee; (ii) may consult with legal counsel (including counsel for the Borrower) independent public accountants and other experts selected by the Agent or the Co-Agents and shall not be liable for any action taken or omitted to be taken in good faith by them in accordance with the advice of such counsel, accountants or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in, or in connection with, any Loan document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan document on the part of the Borrower or any guarantor or to inspect the property (including the books and records) of the Borrower or any of its Subsidiaries; (v) shall not be responsible' to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan document or collateral covered thereby or any other instrument or document furnished pursuant thereto; and (vi) shall incur no liability under or in respect of any Loan document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telecopier or telex) believed by the Agent or the Co-Agents as the case may be, to be genuine and signed or sent by the proper party or parties.

Agent, Co-Agents and Affiliates. With respect to its Commitment and the Advances made by it, the Agent and each Co-Agent shall have the same rights and powers under the Loan documents as any other Lender and may exercise the same as though it were not the Agent or a Co-Agent; and the term Lender or Lenders shall, unless otherwise expressly indicated, include the Agent and each Co-Agent in its individual capacity. The Agent and each Co-Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Borrower and any of its subsidiaries and any person who may do business with or own securities of the Borrower or any such subsidiary, all as if the Agent or each Co-Agent were not the Agent or a Co-Agent and without any duty to account therefor to the Lenders.

Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any Co-Agent or any other Lender and based on the financial and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any Co-Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

Indemnification. The Lenders agree to indemnify the Agent and each Co-Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Advances then owing to each of them (or if no Advances are at the time outstanding or if any Advances are then owing to Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties1 actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or such Co-Agent in any way relating to or arising out of the Loan documents or any action taken or omitted by the Agent or such Co-Agent under any Loan document1 provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or a Co-Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Agent and each Co-Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent or such Co-Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan documents, or any of them, to the extent that the Agent or such Co-Agent is not reimbursed for such expenses by the Borrower.

Successor Administrative Agent or Co-Agents. The Agent and any Co-Agent. may resign at any time as Agent or Co-Agent, as the case may be, under the Loan documents by giving written notice thereof to the Lenders and the Borrower and may be removed as Agent or Co-Agent, as the case may be, under the Loan documents at any time with cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent or Co-Agent, as the case may be, under the Loan Documents. If no successor Agent or Co-Agent, as the case may be, shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's or the Co-Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent or Co-Agent, then the retiring Agent or Co-Agent may, on behalf of the Lenders, appoint a successor
Agent or Co-Agent, as the case may be, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent or Co-Agent, as the case may be, under the Loan documents by a successor Agent or Co-Agent, as the case may be, such successor Agent or Co-Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Co-Agent, as the case may be, and the retiring Agent or Co-Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's or Co-Agent's resignation or removal under the Loan documents, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or co-Agent, as the case may be, under the Loan documents.

Majority Lender. As used herein, "Majority Lenders" means, at any time, Lenders holding at least 51% of the sum of (a) the then aggregate unpaid principal amount of all outstanding advances and (b) the then aggregate unused amount of the commitments.

Collateral Holder. (a) Except for action expressly required of the Collateral holder hereunder and under the Collateral documents, the Collateral holder shall in all cases be fully justified in refusing to act hereunder and thereunder unless it shall be further indemnified to its satisfaction by the Lenders, proportionately in accordance with the Obligations then due and payable to each of them against any and all liability and expense that may be incurred by it by reason taking or continuing to take any such action.

(b) Except as expressly provided herein, the Collateral holder shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Collateral. The Collateral holder shall incur no liability as a result of any private sale of the Collateral.

(c) The Lenders hereby consent, and agree upon written request by the Collateral holder to execute and deliver such instruments and other documents as the Collateral holder may deem desirable to confirm such consent, to the release of the liens and security interests in the Collateral, including any release in connection with any sale, transfer or other disposition of the Collateral or any part thereof in accordance with the Loan documents.

(d) The Collateral holder shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral. in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral holder accords its own property, it being understood that none of the Collateral holder, any Lender shall have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral holder or any has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

          AGENT:

          ADVISCO CAPITAL CORP.

                  By: /s/ Philip A.  Newman
                  -------------------------------------
                  Name:    Philip A.  Newman, President

          BORROWER:

          INTELLIGENT MEDICAL IMAGING, INC.

                  By: /s/ Tyce Fitzmorris
                  -------------------------------------
                  Name:    Tyce Fitzmorris, President

          LENDERS:

          ADVISCO CAPITAL CORP.

                  By: /s/ Philip A.  Newman
                  -------------------------------------
                  Name:    Philip A.  Newman, President

                                                                EXHIBIT A TO THE
                                                                CREDIT AGREEMENT

                           FORM OF NOTICE OF BORROWING
                                      Date:

Advisco Capital Corp., as Administrative Agent for the Lenders parties to the Credit Agreement referred to below

210 East 49th Street
Fourth Floor
New York, NY 10017

Gentlemen:

                The undersigned refers to the Credit Agreement, dated as of April __, 1999 among the Agent, certain Lenders named thereto, and Borrower (the "Credit Agreement", the terms defined therein being used herein as therein defined), and hereby gives you notice, irrevocably, pursuant to Section 1.4. of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the Proposed B Borrowing as required by Section
1.4.1 (b) of the Credit Agreement:

(i)               The Business Day of the Proposed Borrowing is _________, l999.

(ii)              The aggregate amount of the Proposed Borrowing is $___________

(iii) The Advances comprising the Proposed Borrowing are required for purposes permitted under the Credit Agreement and pursuant to documentation attached hereto.

(iv) Attached hereto is a true and correct copy of a purchase order, equipment, inventory list, receivable aging or other permitted basis pursuant to which this Borrowing Notice relates.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom as though made on and as of such date:

(A) the representations and warranties of the Borrower contained herein, or made in connection with, the Loan Documents and the Related Documents to which it is, or will be, a party are true and correct in all material respects; and

(B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes a Default or and Event of Default.

(C) no Collateral underlying the Loan for which the Borrowing has been requested has heretofore been mortgaged, pledged, liened or assigned to any third party, and Lender shall continue to have a perfected first priority security interest in all orders, equipment, inventory, receivables, proceeds and other items the subject of this request and pursuant to the Loan Agreement.

I HEREBY CERTIFY THE FOREGOING TO BE TRUE AND CORRECT:


                                                        -----------------------
                                                     By:     Tyce Fitzmorris
                                                     Title:  President

                                                                       EXHIBIT B

                          FORM OF REVOLVING CREDIT NOTE

$2,000,000                                                         APRIL --,1999

FOR VALUE RECEIVED, the undersigned, Intelligent Medical Imaging, Inc., a Florida corporation ("the "Borrower"), hereby promise to pay to the order of Advisco Capital Corporation (the "Lender") at the office of the Lender, 210 East 49th Street, Fourth Floor, New York, NY 10017, ATT: Philip A. Newman on the Termination Date as defined in the Loan and Security Agreement dated as of April __, 1999, among the Agent, Borrower, and the Lenders named therein (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement ") or earlier as provided for in the Credit Agreement, the lesser of the principal sum of two million dollars and no cents ($2,000,000) or the aggregate unpaid principal amount of all Loans to the Borrower from the Lender pursuant to the terms of the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the terms of the Credit Agreement.

The Makers promise to pay interest, on demand, on any overdue principal and fees and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

The Makers hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligation of the Makers to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                         INTELLIGENT MEDICAL IMAGING INC

                                           By
                                             -----------------------------------
                                           Name:
                                           Title:

ADVISCO CAPITAL CORP.

SCHEDULE TO LOAN AND SECURITY AGREEMENT

Borrower:         Intelligent Medical Imaging, Inc.

Address:          4360 Northlake Boulevard
                  Palm Beach Gardens, Florida 33410

Date:             April __, 1999

This Schedule forms an integral part of the Loan and Security Agreement (the "Agreement") dated as of April __, 1999 between ADVISCO CAPITAL CORP. a New York corporation, with offices at 210 East 49th Street, 4th Floor, New York, NY 10017, as agent for the Lenders (in such capacity, "Agent"), the lenders named in this Schedule (collectively, the "Lenders") and the borrower(s) named above (jointly and severally, the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address").

1.       CREDIT LIMIT

         (SECTION 1.1):

Name of Lender                      Facility            Address
Advisco Capital Corp. ("Advisco")   2,000,000           210 East 49th Street
                                                        4th Floor
                                                        New York, NY 10017
                                                        Att:  Philip A. Newman

ADVANCES SHALL BE SUBJECT TO THE FOLLOWING ADDITIONAL TERMS AND CONDITIONS:

Loans (secured bridge loan) in an amount not to exceed the lesser of (i) a total of $2,000,000 at any one time outstanding (the "Maximum Dollar Amount"), or (ii) the sum of (1), (2), (3) and (4) below;

                                   (1) Loans (the "Receivable Loans") in an amount up to 80% of the amount of Borrower's domestic Eligible Receivables (as defined in Section 8 of the Agreement), and up to 65% of the amount of Borrower's selected foreign Eligible Receivables which in no event are more than 90 days old from original invoice date. Without limiting the foregoing:

                                   a. foreign Receivables may be considered Eligible Receivables (subject to all of the other criteria herein) if (i) the Receivable is due from an account debtor which has a verifiable credit history,
                                        (ii) the  account  debtor  is a  foreign
                                        subsidiary  of  a  large  United  States
                                        company  with  a   demonstrated   credit
                                        history,  (iii) the account debtor has a
                                        Dun  &  Bradstreet   rating  of  3A2  or
                                        better, (iv) the account is backed by a letter of credit assigned to Lenders or
                                        (v) the account is insured by insurance acceptable to and assigned to Lenders, but all such foreign accounts shall be acceptable in the sole discretion of Lenders, and;

                                   b. Receivables owing from _______N/A_____ shall not be Eligible Receivables.

                                  (2)   Loans  (the  "Inventory  Loans")  in  an
                                   amount not to exceed the lesser of:

                                        (a) up to 40% of eligible  raw  material
                                        and 40% of  eligible  finished  goods of
                                        Borrower's    Eligible   Inventory   (as
                                        defined in Section 8 of the Agreement), calculated at the lower of cost or liquidation value and determined on a first-in, first-out basis, or

                                        (b)      $1,000,000.

                                   (3) Loans (the "Fixed Asset Loans") in an amount not to exceed the lesser of 40% of the orderly liquidation value of tangible fixed assets, calculated at the lower of cost or liquidation value.

         Proceeds of all Loans shall be used solely and exclusively for the completion of work in process inventory, creation of new HSM inventory and for such other costs and expenses related to the foregoing as are approved by the Lenders. Proceeds of the Loans may also be used for the payment of rent, utilities and other costs and expenses as each are contained in an approved budget submitted for approval and approved by Lenders in advance. Borrower shall promptly following the Closing Date submit for approval its proposed expenditures budget for the following month and shall thereafter update such budget from time to time. Lender shall approve such budget or advise Borrower that budget has not been approved promptly following receipt thereof.

2.       INTEREST
         INTEREST RATE
         (SECTION 1.2):

FACILITY  ADVANCES  SHALL BE  SUBJECT  TO THE  FOLLOWING  ADDITIONAL  TERMS  AND
CONDITIONS:

                                        A  rate  equal  to one  and  one-quarter
                                        percent   (1.25%)   per   month  of  the
                                        outstanding   loan   balance,    payable
                                        monthly in arrears.

                                        One-half  of  one  percent   (0.5%)  per
                                        month, of the unused portion of the Facility, payable monthly, in arrears.

2.       FEES

         (SECTION 1.3):

THE LOAN SHALL BE SUBJECT TO THE FOLLOWING ADDITIONAL TERMS AND CONDITIONS:

                  Commitment Fee:       Upon  the  signing  of the  Committment,
                                        $20,000.

                  Points: Three (3) points on the Facility amount payable to Agent as follows: Two (2) points payable to Agent upon signing of the Loan Agreement (one Point of which represents the Commitment Fee); the balance on the Funding Date of the Loan.

                                        In the event the Borrower elects not to fund the loan for any reason whatsoever, Agent shall be entitled to a fee of one percent (1%) of the gross loan amount in addition to the initial Commitment Fee of $20,000.

                                        Five year  Warrants to purchase  100,000
                                        shares of Common Stock of Borrower at 100% of the Fair Market Value thereof
                                        (average of the average high and low trading prices for the 5 trading days immediately preceding the execution of the Loan documents).

                                        All fees shall be deemed earned on the Closing Date.

                  Administrative Fee:       None.

                  Early Termination Fee
                  (Section 6.2):            None.

4.       MATURITY DATE

         (SECTION 6.1):

                                        Twelve  months   following  the  Closing
                                        Date.

5.       REPORTING
         (SECTION 5.3):

                                        Borrower shall provide Agent with the following:

                                        1.  Monthly  Receivable  aging,  aged by
                                        invoice date, within ten days after the end of each month.

                                        2. Monthly accounts payable aging, aged by invoice date, and outstanding or held check registers within ten days after the end of each month.

                                        3. Monthly  perpetual  inventory reports
                                        for the Inventory  valued on a first-in,
                                        first-out  basis at the lower of cost or
                                        market  (in  accordance  with  generally
                                        accepted     accounting      principles)
                                        including, without limitation, a list of
                                        consigned  inventory by product,  dollar
                                        value and identity of the consignee,  or
                                        such  other  inventory  reports  as  are
                                        reasonably   requested  by  Agent,   all
                                        within ten days after the end of each month.

                                        4. Monthly internally prepared financial statements, as soon as available, and in any event within thirty days after the end of each month.

                                        5.   Quarterly   financial    statements
                                        together with Borrower's IOQ filed with the Securities and Exchange Commission , if prepared, as soon as available, and in any event within forty five days after the end of each fiscal quarter.

                                        6. Quarterly  customer lists,  including
                                        customer   name,   address,   and  phone
                                        number.

                                        7. Annual audited financial  statements,
                                        together with the  Borrower's  10K filed
                                        with   the    Securities    &   Exchange
                                        Commission, if prepared, as soon as available, and in any event within 90 days following the end of Borrower's fiscal year, certified by independent certified public accountants acceptable to Agent.

                                        8. Copies of all supply and distribution contracts and all intellectual property licensing contracts within 10 days after Borrower's receipt thereof.

6.       BORROWER INFORMATION:

                  Prior Names of Borrower
                  (Section 3.2):        None

                  Prior Trade Names of Borrower
                  (Section 3.2):        None

                  Existing Trade Names of Borrower
                  (Section 3.2):        None

                  Other Locations and Addresses

                  (Section 3.3):        No other domestic locations

                  Material Litigation
                  (Section 3.10):       Diasys

                  Diasys Corporation (as described in From 10K for the year ended 12/31/98)

                  Environmental Conditions
                  (Section 3.13):       None.

                  Composition Agreements Required:

                  (Section 3.15):       JNC  Opportunity  Fund Ltd.  Convertible
                                        Debenture  due June 30, 2001.  Waiver of
                                        acceleration  right and collection  from
                                        Borrower  in event of  default a long as
                                        Obligations    remain   outstanding   to
                                        Lenders hereunder.

                                        Secured    Promissory   Note   ($178,280
                                        original  principal amount) due December
                                        29, 1998 (Edwards & Angel LLP).

                                        Secured    Promissory   Note   ($257,213
                                        original  principal  amount) due October
                                        2, 1998 (Edwards & Angel LLP).

                  Permitted Liens:

                                        Permitted   Liens   shall   consist   of
                                        agreements  with  George   Merkelson  or
                                        assignee   with   respect  to  equipment
                                        purchase orders with BC Biomedical,  UNC
                                        and El  Camino  representing  in total 3
                                        HSM and 3 Micro  21  (200)  machines  to
                                        which Lender  consents..  Borrower shall
                                        not  request  any  advances  from Lender
                                        with  respect  to  such   agreements  or
                                        equipment   or   receivables   resulting
                                        therefrom. The proceeds of such sales shall continue to constitute Collateral hereunder.

7.       OTHER CONDITIONS AND COVENANTS

          (SECTION 5.1):

Without limiting any other term or condition herein, in no event shall Lenders have any obligations under this Agreement, including without limitation to make any Advances under the Agreement unless and until each of the following conditions have been satisfied as of the Closing Date or such later date as a borrowing notice for an advance is received:

                                        a.   Satisfactory   completion   of  due
                                        diligence,  including  financial review,
                                        including  but not limited to appraisals
                                        of  plant   and   equipment,   audit  of
                                        accounts receivable, review of financial
                                        statements,  forecasts and  projections;
                                        valuation of  intangibles  and other due
                                        diligence  as  deemed   appropriate   by
                                        Agent.

                                        b.    Continuing    accuracy    of   all
                                        representations, warranties, covenants and agreements.

                                        c.  Borrower   shall  provide   evidence
                                        satisfactory   to  Agent  of  settlement
                                        and/or  other  agreements  with  secured
                                        creditors   and   unsecured   and  trade
                                        creditors,  in a  form  satisfactory  to
                                        Agent. Agent shall provide assistance in
                                        securing   settlement   of  the  secured
                                        creditors claims and the trade debts.

                                        d.  Borrower  shall  provide  Agent with
                                        audited/certified  financial  statements
                                        for the year ended  December  31,  1998;
                                        and   quarterly   financial   statements
                                        within forty-five (45) days of each calendar quarter.

                                        e. Borrower  shall  provide  evidence of
                                        hazard  and  liability  insurance.   The
                                        insurance must be for an amount to be determined prior to closing, from an insurance carrier acceptable to Agent.

                                        f.  Borrower  shall  have  incurred  and
                                        shall incur no additional debt without the prior written approval of Agent, except debts occurring in the ordinary course of business.

                                        g. There shall have been and shall be no changes in senior management without the written consent of Agent.

                                        h. The loan  shall  be  without  cost to
                                        Agent;  Borrower  assumes  liability for
                                        and will pay all  reasonable  costs  and
                                        expenses   required   to   satisfy   the
                                        conditions hereof, and the making of the loan.

                                        i. Borrower  shall have a minimum excess
                                        lending   availability   of   at   least
                                        $200,000 after accounting for Agent's initial funding.

                                        j. Omitted.

                                        k. The Borrower shall have established a
                                        lockbox   in  favor  of  Agent  for  the
                                        collection of remittances.  The Borrower
                                        shall agree to procedures  acceptable to
                                        Lenders  for  collection  and deposit of
                                        funds  to  an  account   controlled   by
                                        Lenders which shall constitute  Lender's
                                        Collateral from which operating funds in accordance with approved budgets will be disbursed to Borrower from time to time during all times that any Obligations are owing to Lenders.

                                        l.  Agent  shall  have a first  priority
                                        lien   on  all   assets   of   Borrower,
                                        including,  but not  limited  to account
                                        receivable,  inventory, work in process,
                                        furniture,     fixtures    and    office
                                        equipment,  real estate, if any, and all
                                        other   assets,    both   tangible   and
                                        intangible.

                                        m. All taxes shall be currently paid.

                                        n.  Agent  shall  have   received   such
                                        composition      or       subordinations
                                        (standstills and collateral waivers) and
                                        other documents, agreements and opinions
                                        as may be  required by Agent in form and
                                        substance  acceptable  to  Agent  in its
                                        sole   discretion   including,   without
                                        limitation,  from JNC Opportunity  Fund,
                                        Ltd. and from Edwards & Angell LLP

                                        o. Use of  proceeds of the Loan shall be
                                        limited  to (a)  purchase  of parts  and
                                        labor to complete  inventory  to satisfy
                                        pending  purchase  orders in hand on the
                                        Closing Date ($ ______) ; (b) settlement
                                        of unpaid  vender claims  ($_____);  (c)
                                        unpaid salary for  terminated  employees
                                        ($______) and (d) Fees and closing costs
                                        ($_____).  Loan proceeds will be paid at
                                        closing in accordance  with the required
                                        use of proceeds herein.  Notwithstanding
                                        the  foregoing,  no payments of expenses
                                        or liabilities  shall be made during the
                                        time any Obligations are outstanding and
                                        prior to termination of the Loan without
                                        the  prior  consent  of  Lenders,   such
                                        consent  to be  evidenced  by a  written
                                        approved   budget   or   other   written
                                        acknowledgement that the Lender's have determined the payment to be consistent with the purposes of the Loan.

                                        p. All documentation,  including without
                                        limitation,   those   relating   to  any
                                        subordination, composition or deferral agreements and convertible securities shall be reasonably satisfactory to the Agent.

                                        q. The corporate and legal structure and capitalization of the Borrower and its subsidiaries, the terms and conditions of all charters and bylaws of each Borrower and its subsidiaries and all agreements and instruments relating to such structure and capitalization, and the terms, conditions and amounts of all capital stock of the Borrower shall be satisfactory to the Agent.

                                        r. All fees and expenses shall have been
                                        paid,  including the reasonable fees and
                                        expenses  of  counsel  to the  Agent and
                                        Lenders   in    connection    with   the
                                        preparation, execution and delivery of this Agreement, any other loan document and the consummation of the transactions contemplated hereby and thereby.

                                        s. There shall have occurred no material
                                        adverse    change   in   the   business,
                                        condition   (financial  or   otherwise),
                                        performance, operations, properties or prospects of any Borrower.

                                        t. There shall exist no default or event
                                        of default  under any loan  agreement to
                                        which  Borrower  is a party,  whether or
                                        not  subordinate  to Lender's  loan, and
                                        the  representations  and  warranties of
                                        the Borrower therein and herein shall be
                                        true  and   correct   in  all   material
                                        respects.

                                        u.  No  change  of  control  shall  have
                                        occurred or been proposed and Agent shall be satisfied with the management structure of Borrower in all respects, including key personnel.

                                        v. There  shall be  received:  Notice of
                                        Borrowing, executed security agreements,
                                        acknowledgement  of  receipt  copies  of
                                        proper Financing Statements (required or
                                        desirable in the opinion of the Agent to
                                        perfect the security interests and liens
                                        in the  Collateral),  and evidence  that
                                        all other  actions  necessary or, in the
                                        reasonable   opinion   of   the   Agent,
                                        desirable  or  required  to perfect  and
                                        protect the security  interest and liens
                                        have been taken,  incumbency certificate
                                        with    certified    copies   of   Board
                                        resolutions  approving the  transactions
                                        contemplated  hereby,  deeds  of  trust,
                                        mortgages  or  similar   documents,   if
                                        applicable, on Borrower's real property,
                                        copies  of  all   financial   statements
                                        certified by the chief financial officer
                                        as   well  as  all   current   financial
                                        statements  as filed  with  the  SEC,  a
                                        favorable opinion of counsel  acceptable
                                        to   Agent,   in  form   and   substance
                                        satisfactory   to  Agent.  in  its  sole
                                        discretion,    and    such    additional
                                        documents or  certificates  as Agent may
                                        reasonably  require  in order to certify
                                        the    continuing    accuracy   of   the
                                        representations,      warranties     and
                                        continuing     conformity    with    the
                                        conditions of borrowing hereunder

                                        w.   Lender   shall   have  no   funding
                                        obligation  hereunder  unless  and until
                                        composition   agreements   referred   to
                                        above, with acceptable modifications to any security interests related thereto, have been obtained and are in effect.

Borrower shall comply with the following additional covenants:

                                        Borrower  shall  at  all  times  have  a
                                        minimum    Tangible    Net   Worth   (as
                                        determined    by   generally    accepted
                                        accounting   principles)   of   _n/a___.
                                        "Tangible  Net  Worth"  shall mean as of
                                        any   particular   date,    consolidated
                                        stockholders  equity,  plus subordinated
                                        debt,  if any, less  goodwill,  patents,
                                        trademarks,    copyrights,   franchises,
                                        formulas,    leaseholds,     non-compete
                                        agreements, engineering plans, deferred tax benefits and organization costs.

                                        Borrower  shall  notify Agent in writing
                                        of the  expiration or termination of any
                                        supply contract,  distribution  contract
                                        or   intellectual   property   licensing
                                        contract, all within one business day thereof.

                                        Permitted Liens shall include assignment of Purchase Orders for two HSM machines constituting work-in-process to George Merkelson, or assignee, and the proceeds therefrom in connection with an advance of $200,000 to Borrower on such terms and conditions as are acceptable to Borrower and not in violation of any of the terms of the Loan hereunder.

Borrower:

          By:
             --------------------------------
          Name:

Agent:

          ADVISCO CAPITAL CORP.

          By:
            ---------------------------------
          Name:   Philip A. Newman, President